CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 4, 1996, which appears on page 19 of the 1995 Annual report to Shareholders of Interwest Medical, Inc., and to the references to our Firm under the caption "Experts" in the Prospectus.


                                /s/ Tanner + Co.
                                ------------------------
                                Tanner + Co.

Sal Lake City, UT
November 18, 1996

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